Exhibit 99.1

News release

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS NET INCOME OF $8.3 MILLION FOR THE FOURTH QUARTER

2017 Net Income Reached Record Levels While Also Recognizing the Impact of Recently Enacted Tax Legislation in the Fourth Quarter

OLNEY, MARYLAND, January 18, 2018 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR), the parent company of Sandy Spring Bank, today reported net income for the fourth quarter of 2017 of $8.3 million ($0.34 per diluted share) compared to net income of $13.3 million ($0.55 per diluted share) for the fourth quarter of 2016 and net income of $15.1 million ($0.62 per diluted share) for the third quarter of 2017. The current quarter’s results included $5.6 million in additional income tax expense from the revaluation of deferred tax assets as a result of the reduction in the corporate income tax rate under the recently enacted Tax Cuts and Jobs Act, as well as $1.8 million in post-tax merger expenses. The combined impact of these items resulted in a reduction to quarterly earnings per share of approximately $0.30 per share.

Net income for the full year 2017 was a record $53.2 million ($2.20 per diluted share) after the inclusion of the additional tax expense and the expenses associated with the acquisition of WashingtonFirst Bankshares. The additional income tax and merger expenses, net of tax, resulted in a reduction of earnings per share of approximately $0.34 per share for full-year-2017.

“This has been an outstanding year in terms of core performance and our ability to grow our franchise organically. Even in light of the inclusion of the increased tax expense and merger costs, net income for 2017 reached record levels. Core earnings for the fourth quarter continued to positively reflect the effects of loan and deposit growth that we have been experiencing. With the acquisition of WashingtonFirst Bankshares, which became effective on January 1, 2018, we enter the year as one of the premier banks in the region, and with the same steadfast commitment to delivering personalized service to our clients and serving our communities. It’s this commitment that has helped us grow to better serve our clients, employees, and shareholders. We continue to be encouraged by the current economic environment and the prospects for our ongoing growth,” said Daniel J. Schrider, President and Chief Executive Officer.

Fourth Quarter Highlights:

•	Total loans increased 10% compared to the fourth quarter of 2016 and 3% compared to the third quarter of 2017. The year-over-year increase was driven primarily by year-over-year growth of 11% in the commercial loan portfolio.

•	Total deposits grew 11% from the prior year quarter.

•	The net interest margin was 3.57% for the fourth quarter of 2017, compared to 3.52% for the fourth quarter of 2016 and 3.54% for the third quarter of 2017. Net interest income from the fourth quarter of 2017 included $0.4 million recovery of interest income from a previously charged-off loan. Exclusive of this item, the quarter’s margin would have been 3.53%.

•	Pre-tax merger expenses recognized in the fourth quarter of 2017 totaled $2.9 million.

•	The tax rate reduction associated with the recently enacted tax reform legislation caused a revaluation of net deferred tax assets and resulted in $5.6 million of additional income tax expense in the fourth quarter of 2017.

•	Pre-tax, pre-provision income increased 14% compared with the fourth quarter of 2016.

•	The Non-GAAP efficiency ratio which excludes merger costs was 55.69% for the current quarter as compared to 57.54% for the fourth quarter of 2016 and 53.76% for the third quarter of 2017.

Review of Balance Sheet and Credit Quality

At December 31, 2017, total assets were $5.4 billion, a 7% increase compared to $5.1 billion at December 31, 2016. Loan growth continues to be the driver of asset growth as total loans ended the period at $4.3 billion compared to $3.9 billion at December 31, 2016. The growth in the loan portfolio was funded primarily by an 11% increase in total deposits from December 31, 2016, to December 31, 2017.

Combined noninterest-bearing and interest-bearing checking account balances at December 31, 2017, an important performance driver of multiple-product banking relationships with clients, increased by 10% compared to balances at December 31, 2016.

Tangible common equity totaled $484 million at December 31, 2017, compared to $454 million at December 31, 2016. As a result of asset growth over the preceding 12 months, the ratio of tangible common equity to tangible assets decreased to 9.04% at December 31, 2017, from 9.07% at December 31, 2016. At December 31, 2017, the Company had a total risk-based capital ratio of 11.85%, a common equity tier 1 risk-based capital ratio of 10.84%, a tier 1 risk-based capital ratio of 10.84% and a tier 1 leverage ratio of 9.24%. These ratios reflect the application of the currently applicable authoritative guidance.

The level of non-performing loans to total loans decreased to 0.68% at December 31, 2017, compared to 0.81% at December 31, 2016, as a result of the growth in the loan portfolio and a reduction in non-performing loans. At December 31, 2017, non-performing loans totaled $29.3 million compared to $31.9 million at December 31, 2016, and $30.2 million at September 30, 2017. Non-performing loans include accruing loans 90 days or more past due and restructured loans.

Loan charge-offs, net of recoveries, totaled $0.2 million for the fourth quarter of 2017 compared to $0.4 million for the fourth quarter of 2016. The allowance for loan losses represented 1.05% of outstanding loans and 154% of non-performing loans at December 31, 2017, compared to 1.12% of outstanding loans and 138% of non-performing loans at December 31, 2016. The decline in the allowance to outstanding loans ratio is a reflection of improved credit quality and growth of the loan portfolio over the past year.

Income Statement Review

Net interest income for the fourth quarter of 2017 increased 12% compared to the fourth quarter of 2016 as average loans compared to the prior year quarter increased 10%. The net interest margin improved to 3.57% for the fourth quarter of 2017 compared to 3.52% for the fourth quarter of 2016. Exclusive of the recovered interest income, the net interest margin would have been 3.53%. The maintenance of the current quarter’s margin compared to the prior year’s quarter, exclusive of the recovered interest, reflects the impact of loan growth coupled with rate increases during the year, benefits associated with the execution of funding strategies and higher yields associated with the investment portfolio that offset the increased funding costs for the current quarter compared to the prior year quarter.

The provision for loan losses was $0.5 million for the fourth quarter of 2017 compared to $0.6 million for the fourth quarter of 2016 and $0.9 million for the third quarter of 2017. The relative stability in the provision reflects the improved credit quality of the growing loan portfolio.

Non-interest income remained stable for the fourth quarter of 2017 as compared to the fourth quarter of 2016. Wealth management income increased 10% while deposit service charges and insurance commissions both increased 6% for the fourth quarter compared to the same period of the prior year. These results were offset by a 49% decline in mortgage banking income from the prior year as mortgage loan origination activity declined in the current quarter compared to the prior year quarter.

Non-interest expenses increased 15% to $35.1 million for the fourth quarter of 2017 compared to $30.5 million in the fourth quarter of 2016. The increase in the current quarter compared to the prior year quarter was driven primarily by a $2.9 million in merger related expenses and $0.6 million increase in salary and benefit costs. The non-GAAP efficiency ratio was 55.69% for the fourth quarter of 2017 compared to 57.54% for the fourth quarter of 2016 as a result of the growth in net interest income.

Due to the recently enacted tax legislation that results in a rate reduction in future years, authoritative guidance requires a revaluation of the deferred tax assets in 2017. Accordingly, this revaluation resulted in $5.6 million in additional income tax expense in the fourth quarter of 2017. The impact of the additional tax expense and the post-tax effect of the merger expenses resulted in a $0.30 per share reduction in quarterly earnings per share.

Net interest income for the year ended December 31, 2017, increased 13% compared to 2016 due primarily to an increase in average loans and investments, which was funded primarily by an 11% increase in average deposits. As a result, the net interest margin was 3.55% for 2017 compared to 3.49% for the prior year. Net interest income for 2017 included $1.1 million in interest recoveries. Exclusive of these recoveries the net interest margin would have been 3.53%.

The provision for loan losses was $3.0 million for the year ended December 31, 2017, compared to $5.5 million for 2016 reflecting the effect of improved credit quality of the loan portfolio that offset the impact of the growth of the loan portfolio from the prior year.

Non-interest income was $51.2 million for 2017 compared to $51.0 million for 2016. The year ended December 31, 2017, included gains of $1.3 million on sales of investment securities while the prior year included a $1.2 million gain on the extinguishment of subordinated debentures and $1.9 million in gains on the sales of investment securities. Excluding these gains, non-interest income increased 4% compared to the prior year primarily due to increases in wealth management income, insurance agency commissions and deposit service charges.

Non-interest expenses increased 5% to $129.1 million for the year ended December 31, 2017, compared to $123.1 million for the prior year. Included in 2017 were increases from the prior year of $1.8 million in salaries and benefits, $0.6 million in FDIC insurance as a result of asset growth, and $4.3 million in merger expenses. These increases were partially offset by the decrease in prepayment penalties of $1.9 million for the early payoff of high-rate FHLB advances as compared to the year ended December 31, 2016. Excluding the impact of the FHLB prepayment penalties from the current and prior year’s results and the exclusion of merger expenses for 2017, non-interest expense increased 3%. The non-GAAP efficiency ratio decreased to 54.59% for 2017 compared to 58.66% for 2016 as a direct result of the growth in net interest income.

The additional income tax expense of $5.6 million and merger expenses, net of tax, resulted in a reduction of earnings per share of approximately $0.34 per share for full- year 2017. Pre-tax, pre-provision income, which adjusts for these items, increased 23% from full-year 2016 to full-year 2017 to a record $95.2 million.

Conference Call

The Company’s management will host a conference call to discuss its second quarter results today at 2:00 P.M. (ET). A live Webcast of the conference call is available through the Investor Relations’ section of the Sandy Spring Website at www.sandyspringbank.com. Participants may call 1-866-235-9910. A password is not necessary. Visitors to the Website are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available at the Web site until 9:00 am (ET) February 1, 2018. A replay of the teleconference will be available through the same time period by calling 1-877-344-7529 under conference call number 10115505.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank. Independent and community-oriented, Sandy Spring Bank offers a broad range of commercial banking, retail banking, mortgage and trust services throughout central Maryland, Northern Virginia, and the greater Washington, D.C. market. Through its subsidiaries, Sandy Spring Insurance Corporation and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of insurance and wealth management services. Visit www.sandyspringbank.com for more information.

For additional information or questions, please contact:

Daniel J. Schrider, President & Chief Executive Officer, or

Philip J. Mantua, E.V.P. & Chief Financial Officer

Sandy Spring Bancorp

17801 Georgia Avenue

Olney, Maryland 20832

1-800-399-5919

Email:	DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com

Website: www.sandyspringbank.com

Media Contact:

Amalia Kastberg

Division Executive, Marketing

Sandy Spring Bank

301-774-8465

akastberg@sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp makes forward-looking statements in this news release and in the conference call regarding this news release. These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements and future results could differ materially from historical performance.

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; the possibility that any of the anticipated benefits of acquisitions will not be realized or will not be realized within the expected time period; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2016, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended			Twelve Months Ended
	December 31,		%	December 31,		%
(Dollars in thousands, except per share data)	2017	2016	Change	2017	2016	Change
Results of Operations:
Net interest income	$43,492	$38,967	12%	$168,768	$149,552	13%
Provision for loan losses	527	572	(8)	2,977	5,546	(46)
Non-interest income	12,294	12,344	-	51,243	51,042	-
Non-interest expenses	35,059	30,544	15	129,099	123,058	5
Income before income taxes	20,200	20,195	-	87,935	71,990	22
Net income	8,267	13,316	(38)	53,209	48,250	10

Pre-tax pre-provision income	$23,647	$20,767	14	$95,164	$77,536	23

Return on average assets	0.61%	1.09%		1.02%	1.02%
Return on average common equity	5.82%	9.92%		9.66%	9.15%
Net interest margin	3.57%	3.52%		3.55%	3.49%
Efficiency ratio - GAAP basis (1)	62.85%	59.53%		58.68%	61.35%
Efficiency ratio - Non-GAAP basis (1)	55.69%	57.54%		54.59%	58.66%

Per share data:
Basic net income	$0.34	$0.55	(38)%	$2.20	$2.00	10%
Diluted net income	$0.34	$0.55	(38)	$2.20	$2.00	10
Average fully diluted shares	24,228,471	24,140,534	-	24,207,728	24,149,121	-
Dividends declared per share	$0.26	$0.26	-	$1.04	$0.98	6
Book value per share	23.50	22.32	5	23.50	22.32	5
Tangible book value per share	20.18	18.98	6	20.18	18.98	6
Outstanding shares	23,996,293	23,901,084	-	23,996,293	23,901,084	-

Financial Condition at period-end:
Investment securities	$775,025	$779,648	(1)%	$775,025	$779,648	(1)%
Loans	4,314,248	3,927,808	10	4,314,248	3,927,808	10
Interest-earning assets	5,155,928	4,801,613	7	5,155,928	4,801,613	7
Assets	5,446,675	5,091,383	7	5,446,675	5,091,383	7
Interest-bearing liabilities	3,584,462	3,384,524	6	3,584,462	3,384,524	6
Stockholders' equity	563,816	533,572	6	563,816	533,572	6

Capital ratios:
Tier 1 leverage (4)	9.24%	10.14%		9.24%	10.14%
Tier 1 capital to risk-weighted assets (4)	10.84%	11.74%		10.84%	11.74%
Total regulatory capital to risk-weighted assets (4)	11.85%	12.80%		11.85%	12.80%
Common equity tier 1 capital to risk-weighted assets (4)	10.84%	11.01%		10.84%	11.01%
Tangible common equity to tangible assets (2)	9.04%	9.07%		9.04%	9.07%
Average equity to average assets	10.54%	10.95%		10.51%	11.12%

Credit quality ratios:
Allowance for loan losses to loans	1.05%	1.12%		1.05%	1.12%
Non-performing loans to total loans	0.68%	0.81%		0.68%	0.81%
Non-performing assets to total assets	0.58%	0.66%		0.58%	0.66%
Allowance for loan losses to non-performing loans	154.20%	138.00%		154.20%	138.00%
Annualized net charge-offs to average loans (3)	0.02%	0.05%		0.04%	0.06%

(1)	The efficiency ratio - GAAP basis is non-interest expenses divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization from non-interest expense; securities gains (losses) from non-interest income; OTTI; and the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
(2)	The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets and other comprehensive gains (losses). See the Reconciliation Table included with these Financial Highlights.
(3)	Calculation utilizes average loans, excluding residential mortgage loans held-for-sale.
(4)	Estimated ratio at December 31, 2017 based on current authoritative guidance.

Sandy Spring Bancorp, Inc. and Subsidiaries

RECONCILIATION TABLE - UNAUDITED

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands)	2017	2016	2017	2016
Pre-tax pre-provision income:
Net income	$8,267	$13,316	$53,209	$48,250
Plus non-GAAP adjustment:
Merger expenses	2,920	-	4,252	-
Income taxes	11,933	6,879	34,726	23,740
Provision for loan losses	527	572	2,977	5,546
Pre-tax pre-provision income	$23,647	$20,767	$95,164	$77,536

Efficiency ratio - GAAP basis:
Non-interest expenses	$35,059	$30,544	$129,099	$123,058

Net interest income plus non-interest income	$55,786	$51,311	$220,011	$200,594

Efficiency ratio - GAAP basis	62.85%	59.53%	58.68%	61.35%

Efficiency ratio - Non-GAAP basis:
Non-interest expenses	$35,059	$30,544	$129,099	$123,058
Less non-GAAP adjustment:
Amortization of intangible assets	25	36	101	130
Loss on FHLB Redemption	-	-	1,275	3,167
Merger expenses	2,920	-	4,252	-
Non-interest expenses - as adjusted	$32,114	$30,508	$123,471	$119,761

Net interest income plus non-interest income	$55,786	$51,311	$220,011	$200,594
Plus non-GAAP adjustment:
Tax-equivalent income	1,874	1,718	7,459	6,711
Less non-GAAP adjustments:
Securities gains (losses)	(2)	13	1,273	1,932
Gain on redemption of subordinated debentures	-	-	-	1,200
Net interest income plus non-interest income - as adjusted	$57,662	$53,016	$226,197	$204,173

Efficiency ratio - Non-GAAP basis	55.69%	57.54%	54.59%	58.66%

Tangible common equity ratio:
Total stockholders' equity	$563,816	$533,572	$563,816	$533,572
Accumulated other comprehensive income	6,857	6,614	6,857	6,614
Goodwill	(85,768)	(85,768)	(85,768)	(85,768)
Other intangible assets, net	(580)	(680)	(580)	(680)
Tangible common equity	$484,325	$453,738	$484,325	$453,738

Total assets	$5,446,675	$5,091,383	$5,446,675	$5,091,383
Goodwill	(85,768)	(85,768)	(85,768)	(85,768)
Other intangible assets, net	(580)	(680)	(580)	(680)
Tangible assets	$5,360,327	$5,004,935	$5,360,327	$5,004,935

Tangible common equity ratio	9.04%	9.07%	9.04%	9.07%

Outstanding common shares	23,996,293	23,901,084	23,996,293	23,901,084
Tangible book value per common share	$20.18	$18.98	$20.18	$18.98

Sandy Spring Bancorp, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CONDITION - UNAUDITED

	December 31,	December 31,
(Dollars in thousands)	2017	2016
Assets
Cash and due from banks	$55,693	$53,190
Federal funds sold	2,845	1,953
Interest-bearing deposits with banks	53,962	78,982
Cash and cash equivalents	112,500	134,125
Residential mortgage loans held for sale (at fair value)	9,848	13,222
Investments available-for-sale (at fair value)	729,507	733,554
Other equity securities	45,518	46,094
Total loans	4,314,248	3,927,808
Less: allowance for loan losses	(45,257)	(44,067)
Net loans	4,268,991	3,883,741
Premises and equipment, net	54,761	53,562
Other real estate owned	2,253	1,911
Accrued interest receivable	15,480	14,589
Goodwill	85,768	85,768
Other intangible assets, net	580	680
Other assets	121,469	124,137
Total assets	$5,446,675	$5,091,383

Liabilities
Noninterest-bearing deposits	$1,264,392	$1,138,139
Interest-bearing deposits	2,699,270	2,439,405
Total deposits	3,963,662	3,577,544
Securities sold under retail repurchase agreements and federal funds purchased	119,359	125,119
Advances from FHLB	765,833	790,000
Subordinated debentures	-	30,000
Accrued interest payable and other liabilities	34,005	35,148
Total liabilities	4,882,859	4,557,811

Stockholders' Equity
Common stock -- par value $1.00; shares authorized 50,000,000; shares issued and outstanding 23,996,293 and 23,901,084 at December 31, 2017 and December 31, 2016, respectively	23,996	23,901
Additional paid in capital	168,188	165,871
Retained earnings	378,489	350,414
Accumulated other comprehensive loss	(6,857)	(6,614)
Total stockholders' equity	563,816	533,572
Total liabilities and stockholders' equity	$5,446,675	$5,091,383

Sandy Spring Bancorp, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands, except per share data)	2017	2016	2017	2016
Interest Income:
Interest and fees on loans	$45,230	$39,510	$172,091	$150,868
Interest on loans held for sale	6	93	279	387
Interest on deposits with banks	121	57	410	213
Interest and dividends on investment securities:
Taxable	3,309	2,751	13,881	11,500
Exempt from federal income taxes	2,001	1,830	8,111	7,583
Interest on federal funds sold	9	2	27	5
Total interest income	50,676	44,243	194,799	170,556
Interest Expense:
Interest on deposits	4,044	2,155	13,256	8,161
Interest on retail repurchase agreements and federal funds purchased	99	78	337	290
Interest on advances from FHLB	3,041	2,798	12,426	11,610
Interest on subordinated debt	-	245	12	943
Total interest expense	7,184	5,276	26,031	21,004
Net interest income	43,492	38,967	168,768	149,552
Provision for loan losses	527	572	2,977	5,546
Net interest income after provision for loan losses	42,965	38,395	165,791	144,006
Non-interest Income:
Investment securities gains (losses)	(2)	13	1,273	1,932
Service charges on deposit accounts	2,177	2,059	8,298	7,953
Mortgage banking activities	654	1,279	2,734	4,049
Wealth management income	5,054	4,605	19,146	17,805
Insurance agency commissions	1,307	1,228	6,231	5,408
Income from bank owned life insurance	595	616	2,403	2,462
Bank card fees	1,218	1,176	4,827	4,674
Other income	1,291	1,368	6,331	6,759
Total non-interest income	12,294	12,344	51,243	51,042
Non-interest Expenses:
Salaries and employee benefits	18,607	18,055	73,132	71,354
Occupancy expense of premises	3,146	3,195	13,053	12,960
Equipment expenses	1,802	1,781	7,015	6,883
Marketing	896	880	3,119	2,851
Outside data services	1,441	1,310	5,486	5,377
FDIC insurance	827	729	3,305	2,741
Amortization of intangible assets	25	36	101	130
Merger expenses	2,920	-	4,252	-
Other expenses	5,395	4,558	19,636	20,762
Total non-interest expenses	35,059	30,544	129,099	123,058
Income before income taxes	20,200	20,195	87,935	71,990
Income tax expense	11,933	6,879	34,726	23,740
Net income	$8,267	$13,316	$53,209	$48,250

Net Income Per Share Amounts:
Basic net income per share	$0.34	$0.55	$2.20	$2.00
Diluted net income per share	$0.34	$0.55	$2.20	$2.00
Dividends declared per share	$0.26	$0.26	$1.04	$0.98

Sandy Spring Bancorp, Inc. and Subsidiaries

HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2017				2016
(Dollars in thousands, except per share data)	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the Quarter:
Tax-equivalent interest income	$52,550	$51,477	$50,477	$47,754	$45,961	$44,545	$43,443	$43,317
Interest expense	7,184	6,892	6,250	5,705	5,276	5,126	5,071	5,531
Tax-equivalent net interest income	45,366	44,585	44,227	42,049	40,685	39,419	38,372	37,786
Tax-equivalent adjustment	1,874	1,888	1,901	1,796	1,718	1,688	1,640	1,664
Provision for loan losses	527	934	1,322	194	572	781	2,957	1,236
Non-interest income	12,294	12,746	13,571	12,632	12,344	12,584	12,751	13,363
Non-interest expenses	35,059	31,191	32,868	29,981	30,544	29,326	30,871	32,317
Income before income taxes	20,200	23,318	21,707	22,710	20,195	20,208	15,655	15,932
Income tax expense	11,933	8,229	6,966	7,598	6,879	6,734	5,008	5,119
Net income	$8,267	$15,089	$14,741	$15,112	$13,316	$13,474	$10,647	$10,813
Financial Performance:
Pre-tax pre-provision income	$23,647	$24,597	$24,016	$22,904	$20,767	$20,989	$18,612	$17,168
Return on average assets	0.61%	1.13%	1.14%	1.20%	1.09%	1.13%	0.92%	0.93%
Return on average common equity	5.82%	10.74%	10.80%	11.45%	9.92%	10.11%	8.21%	8.29%
Net interest margin	3.57%	3.54%	3.60%	3.51%	3.52%	3.50%	3.51%	3.44%
Efficiency ratio - GAAP basis (1)	62.85%	56.26%	58.80%	56.69%	59.53%	58.28%	62.39%	65.31%
Efficiency ratio - Non-GAAP basis (1)	55.69%	53.76%	54.10%	54.78%	57.54%	56.33%	59.12%	61.84%
Per Share Data:
Basic net income per share	$0.34	$0.62	$0.61	$0.63	$0.55	$0.56	$0.45	$0.45
Diluted net income per share	$0.34	$0.62	$0.61	$0.63	$0.55	$0.56	$0.44	$0.45
Average fully diluted shares	24,228,471	24,223,004	24,262,745	24,158,566	24,140,534	24,122,923	24,108,668	24,222,940
Dividends declared per common share	$0.26	$0.26	$0.26	$0.26	$0.26	$0.24	$0.24	$0.24
Non-interest Income:
Securities gains (losses)	$(2)	$-	$1,273	$2	$13	$-	$150	$1,769
Service charges on deposit accounts	2,177	2,140	2,017	1,964	2,059	2,035	1,956	1,903
Mortgage banking activities	654	632	840	608	1,279	1,129	1,106	535
Wealth management income	5,054	4,864	4,744	4,484	4,605	4,347	4,448	4,405
Insurance agency commissions	1,307	1,950	1,222	1,752	1,228	1,786	949	1,445
Income from bank owned life insurance	595	609	605	594	616	616	615	615
Bank card fees	1,218	1,211	1,253	1,145	1,176	1,189	1,220	1,089
Other income	1,291	1,340	1,617	2,083	1,368	1,482	2,307	1,602
Total Non-interest Income	$12,294	$12,746	$13,571	$12,632	$12,344	$12,584	$12,751	$13,363
Non-interest Expense:
Salaries and employee benefits	$18,607	$18,442	$18,282	$17,801	$18,055	$17,848	$17,221	$18,230
Occupancy expense of premises	3,146	3,294	3,211	3,402	3,195	3,130	3,162	3,473
Equipment expenses	1,802	1,722	1,767	1,724	1,781	1,745	1,693	1,664
Marketing	896	784	776	663	880	628	662	681
Outside data services	1,441	1,286	1,367	1,392	1,310	1,349	1,355	1,363
FDIC insurance	827	850	823	805	729	726	649	637
Amortization of intangible assets	25	25	25	26	36	34	28	32
Merger expenses	2,920	345	987	-	-	-	-	-
Professional fees	1,439	1,053	1,045	955	1,268	987	1,447	1,138
Other real estate owned expenses	14	4	(6)	5	2	5	(5)	17
Other expenses	3,942	3,386	4,591	3,208	3,288	2,874	4,659	5,082
Total Non-interest Expense	$35,059	$31,191	$32,868	$29,981	$30,544	$29,326	$30,871	$32,317

(1)	The efficiency ratio - GAAP basis is non-interest expenses divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional, efficiency ratio - non-GAAP basis excludes intangible asset amortization from non-interest expense; excludes securities gains; OTTI losses from non-interest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries

HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2017				2016
(Dollars in thousands)	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Balance Sheets at Quarter End:
Residential mortgage loans	$921,435	$882,890	$871,766	$848,814	$841,692	$854,055	$820,618	$804,105
Residential construction loans	176,687	171,814	169,901	170,285	150,229	144,998	142,710	138,221
Commercial AD&C loans	292,443	295,222	314,259	309,350	308,279	302,522	285,585	261,204
Commercial investor real estate loans	1,112,710	1,104,669	1,069,988	979,410	928,113	847,946	824,252	783,161
Commercial owner occupied real estate loans	857,196	831,461	797,629	772,443	775,552	736,744	700,599	675,560
Commercial business loans	497,948	451,667	451,570	457,216	467,286	444,129	451,711	451,239
Consumer loans	455,829	456,395	458,058	455,478	456,657	450,113	447,149	447,198
Total loans	4,314,248	4,194,118	4,133,171	3,992,996	3,927,808	3,780,507	3,672,624	3,560,688
Allowance for loan losses	(45,257)	(44,924)	(45,079)	(43,861)	(44,067)	(43,942)	(43,384)	(41,766)
Loans held for sale	9,848	7,084	5,743	17,717	13,222	15,822	13,490	27,806
Investment securities	775,025	795,922	821,491	855,707	779,648	691,471	734,828	742,401
Interest-earning assets	5,155,928	5,049,229	4,988,704	4,919,927	4,801,613	4,537,331	4,461,180	4,447,063
Total assets	5,446,675	5,334,788	5,270,521	5,201,164	5,091,383	4,810,611	4,739,449	4,716,608
Noninterest-bearing demand deposits	1,264,392	1,312,710	1,302,536	1,234,505	1,138,139	1,154,227	1,176,135	1,084,746
Total deposits	3,963,662	3,955,792	3,885,445	3,799,198	3,577,544	3,537,157	3,510,141	3,412,308
Customer repurchase agreements	119,359	146,569	127,312	141,244	125,119	124,205	117,887	121,043
Total interest-bearing liabilities	3,584,462	3,422,568	3,380,221	3,380,937	3,384,524	3,087,135	2,996,893	3,073,605
Total stockholders' equity	563,816	564,480	554,683	544,261	533,572	536,655	529,479	522,392
Quarterly Average Balance Sheets:
Residential mortgage loans	$903,660	$880,782	$860,081	$847,896	$848,399	$836,452	$811,705	$807,443
Residential construction loans	171,239	172,921	169,130	157,152	148,248	147,602	142,854	134,708
Commercial AD&C loans	289,737	291,569	302,924	310,325	310,110	287,836	272,090	261,687
Commercial investor real estate loans	1,114,960	1,090,641	1,010,389	945,080	878,511	832,529	788,785	750,821
Commercial owner occupied real estate loans	842,642	808,802	776,279	774,964	750,679	717,371	684,907	677,786
Commercial business loans	454,330	459,779	454,724	462,444	452,195	446,123	453,459	460,903
Consumer loans	458,378	457,526	461,672	458,162	454,349	450,171	449,594	451,075
Total loans	4,234,946	4,162,020	4,035,199	3,956,023	3,842,491	3,718,084	3,603,394	3,544,423
Loans held for sale	5,862	7,093	7,077	7,402	12,454	10,207	8,326	14,036
Investment securities	780,522	813,179	842,837	818,287	703,574	709,527	739,132	810,593
Interest-earning assets	5,061,075	5,019,133	4,922,389	4,829,208	4,599,426	4,477,438	4,394,879	4,411,796
Total assets	5,346,625	5,297,368	5,202,398	5,111,698	4,878,660	4,747,020	4,664,343	4,685,747
Noninterest-bearing demand deposits	1,322,157	1,293,470	1,251,396	1,159,715	1,167,379	1,131,739	1,082,762	1,021,471
Total deposits	3,991,936	3,916,657	3,810,180	3,673,731	3,582,437	3,528,665	3,429,897	3,300,131
Customer repurchase agreements	139,125	133,145	132,552	128,485	128,471	120,702	122,597	110,862
Total interest-bearing liabilities	3,419,669	3,407,279	3,360,128	3,375,002	3,138,420	3,045,998	3,020,505	3,103,710
Total stockholders' equity	563,506	557,282	547,229	535,308	534,057	530,241	521,387	524,309
Financial Measures:
Average equity to average assets	10.54%	10.52%	10.52%	10.47%	10.95%	11.17%	11.18%	11.19%
Investment securities to earning assets	15.03%	15.76%	16.47%	17.39%	16.24%	15.24%	16.47%	16.69%
Loans to earning assets	83.68%	83.06%	82.85%	81.16%	81.80%	83.32%	82.32%	80.07%
Loans to assets	79.21%	78.62%	78.42%	76.77%	77.15%	78.59%	77.49%	75.49%
Loans to deposits	108.85%	106.02%	106.38%	105.10%	109.79%	106.88%	104.63%	104.35%
Capital Measures:
Tier 1 leverage (1)	9.24%	9.28%	9.26%	9.26%	10.14%	10.25%	10.29%	10.23%
Tier 1 capital to risk-weighted assets (1)	10.84%	10.99%	10.96%	11.02%	11.74%	12.17%	12.42%	12.74%
Total regulatory capital to risk-weighted assets (1)	11.85%	12.01%	12.00%	12.06%	12.80%	13.29%	13.57%	13.86%
Common equity tier 1 capital to risk-weighted assets (1)	10.84%	10.99%	10.96%	11.02%	11.01%	11.41%	11.63%	11.79%
Book value per share	$23.50	$23.53	$23.13	$22.74	$22.32	$22.47	$22.18	$21.92
Outstanding shares	23,996,293	23,990,370	23,983,997	23,930,165	23,901,084	23,886,651	23,874,650	23,827,305

(1)	Estimated ratio at December 31, 2017 based on current authoritative guidance.

Sandy Spring Bancorp, Inc. and Subsidiaries

LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2017				2016
(Dollars in thousands)	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Non-Performing Assets:
Loans 90 days past due:
Commercial business	$-	$-	$-	$-	$-	$163	$-	$-
Commercial real estate:
Commercial AD&C	-	-	-	-	-	-	-	-
Commercial investor real estate	-	-	-	-	-	-	-	-
Commercial owner occupied real estate	-	-	424	-	-	-	-	-
Consumer	-	1	4	-	-	-	2	1
Residential real estate:
Residential mortgage	225	225	-	232	232	-	-	-
Residential construction	-	-	-	-	-	-	-	-
Total loans 90 days past due	225	226	428	232	232	163	2	1
Non-accrual loans:
Commercial business	6,703	6,091	6,807	4,849	5,833	4,140	4,263	3,741
Commercial real estate:
Commercial AD&C	136	137	137	137	137	137	137	147
Commercial investor real estate	5,575	5,589	6,934	7,970	8,107	9,189	8,868	7,885
Commercial owner occupied real estate	3,582	5,012	4,926	5,106	4,823	5,591	5,678	7,149
Consumer	2,967	3,152	3,111	3,058	2,859	2,726	2,600	2,715
Residential real estate:
Residential mortgage	7,196	7,345	7,101	6,908	7,257	7,321	6,186	9,329
Residential construction	177	182	187	189	195	199	202	412
Total non-accrual loans	26,336	27,508	29,203	28,217	29,211	29,303	27,934	31,378
Total restructured loans - accruing	2,788	2,471	2,569	2,409	2,489	2,512	3,420	4,716
Total non-performing loans	29,349	30,205	32,200	30,858	31,932	31,978	31,356	36,095
Other assets and real estate owned (OREO)	2,253	1,448	1,460	1,294	1,911	1,274	1,311	2,414
Total non-performing assets	$31,602	$31,653	$33,660	$32,152	$33,843	$33,252	$32,667	$38,509

	For the Quarter Ended,
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2017	2017	2017	2017	2016	2016	2016	2016
Analysis of Non-accrual Loan Activity:
Balance at beginning of period	$27,508	$29,203	$28,217	$29,211	$29,303	$27,934	$31,378	$30,031
Non-accrual balances transferred to OREO	(888)	(411)	(175)	(113)	(637)	(38)	-	-
Non-accrual balances charged-off	(446)	(1,127)	(179)	(391)	(390)	(245)	(1,305)	(274)
Net payments or draws	(1,707)	(1,869)	(1,804)	(1,382)	(1,547)	(525)	(4,810)	(914)
Loans placed on non-accrual	2,504	1,712	3,144	1,461	2,482	2,486	2,671	2,535
Non-accrual loans brought current	(635)	-	-	(569)	-	(309)	-	-
Balance at end of period	$26,336	$27,508	$29,203	$28,217	$29,211	$29,303	$27,934	$31,378

Analysis of Allowance for Loan Losses:
Balance at beginning of period	$44,924	$45,079	$43,861	$44,067	$43,942	$43,384	$41,766	$40,895
Provision for loan losses	527	934	1,322	194	572	781	2,957	1,236
Less loans charged-off, net of recoveries:
Commercial business	48	1,029	107	260	285	95	106	67
Commercial real estate:
Commercial AD&C	-	-	(103)	-	(18)	(22)	-	48
Commercial investor real estate	(8)	(10)	(78)	(5)	(9)	(12)	(107)	192
Commercial owner occupied real estate	243	5	-	-	-	(1)	(1)	(3)
Consumer	(71)	103	189	167	177	145	364	54
Residential real estate:
Residential mortgage	(12)	(32)	(3)	(16)	18	24	989	15
Residential construction	(6)	(6)	(8)	(6)	(6)	(6)	(12)	(8)
Net charge-offs	194	1,089	104	400	447	223	1,339	365
Balance at end of period	$45,257	$44,924	$45,079	$43,861	$44,067	$43,942	$43,384	$41,766

Asset Quality Ratios:
Non-performing loans to total loans	0.68%	0.72%	0.78%	0.77%	0.81%	0.85%	0.85%	1.01%
Non-performing assets to total assets	0.58%	0.59%	0.64%	0.62%	0.66%	0.69%	0.69%	0.82%
Allowance for loan losses to loans	1.05%	1.07%	1.09%	1.10%	1.12%	1.16%	1.18%	1.17%
Allowance for loan losses to non-performing loans	154.20%	148.73%	140.00%	142.14%	138.00%	137.41%	138.36%	115.72%
Annualized net charge-offs to average loans	0.02%	0.10%	0.01%	0.04%	0.05%	0.02%	0.15%	0.04%

Sandy Spring Bancorp, Inc. and Subsidiaries

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended December 31,
		2017			2016
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$903,660	$7,997	3.54%	$848,399	$7,321	3.45%
Residential construction loans	171,239	1,636	3.79	148,248	1,365	3.66
Total mortgage loans	1,074,899	9,633	3.58	996,647	8,686	3.48
Commercial AD&C loans	289,737	3,718	5.09	310,110	3,688	4.73
Commercial investor real estate loans	1,114,960	12,580	4.48	878,511	10,023	4.54
Commercial owner occupied real estate loans	842,642	10,258	4.83	750,679	8,891	4.71
Commercial business loans	454,330	5,264	4.60	452,195	4,931	4.34
Total commercial loans	2,701,669	31,820	4.67	2,391,495	27,533	4.58
Consumer loans	458,378	4,438	3.88	454,349	3,905	3.45
Total loans (2)	4,234,946	45,891	4.31	3,842,491	40,124	4.16
Loans held for sale	5,862	6	0.38	12,454	93	2.98
Taxable securities	489,020	3,428	2.80	435,129	2,850	2.62
Tax-exempt securities (3)	291,502	3,095	4.25	268,445	2,835	4.22
Total investment securities	780,522	6,523	3.34	703,574	5,685	3.23
Interest-bearing deposits with banks	36,904	121	1.30	39,471	57	0.57
Federal funds sold	2,841	9	1.21	1,436	2	0.53
Total interest-earning assets	5,061,075	52,550	4.13	4,599,426	45,961	3.98

Less: allowance for loan losses	(45,247)			(43,298)
Cash and due from banks	50,489			50,090
Premises and equipment, net	54,741			53,588
Other assets	225,567			218,854
Total assets	$5,346,625			$4,878,660

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$625,502	135	0.09%	$589,259	111	0.08%
Regular savings deposits	323,367	53	0.07	306,261	45	0.06
Money market savings deposits	1,027,365	1,698	0.66	936,880	505	0.21
Time deposits	693,545	2,158	1.23	582,658	1,494	1.02
Total interest-bearing deposits	2,669,779	4,044	0.60	2,415,058	2,155	0.36
Other borrowings	139,125	99	0.28	128,471	78	0.24
Advances from FHLB	610,765	3,041	1.98	564,891	2,798	1.97
Subordinated debentures	-	-	-	30,000	245	3.27
Total interest-bearing liabilities	3,419,669	7,184	0.83	3,138,420	5,276	0.67

Noninterest-bearing demand deposits	1,322,157			1,167,379
Other liabilities	41,293			38,804
Stockholders' equity	563,506			534,057
Total liabilities and stockholders' equity	$5,346,625			$4,878,660

Net interest income and spread		$45,366	3.30%		$40,685	3.31%
Less: tax-equivalent adjustment		1,874			1,718
Net interest income		$43,492			$38,967

Interest income/earning assets			4.13%			3.98%
Interest expense/earning assets			0.56			0.46
Net interest margin			3.57%			3.52%

(1) Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 39.88% for 2017 and 2016. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.9 million and $1.7 million in 2017 and 2016, respectively.

(2) Non-accrual loans are included in the average balances.

(3) Includes only investments that are exempt from federal taxes.

Sandy Spring Bancorp, Inc. and Subsidiaries

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Twelve Months Ended December 31,
		2017			2016
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$873,278	$30,648	3.51%	$826,089	$28,331	3.43%
Residential construction loans	167,664	6,292	3.75	143,378	5,169	3.61
Total mortgage loans	1,040,942	36,940	3.55	969,467	33,500	3.46
Commercial AD&C loans	298,563	14,844	4.97	283,018	13,199	4.66
Commercial investor real estate loans	1,040,871	46,558	4.47	812,896	37,110	4.57
Commercial owner occupied real estate loans	800,879	38,759	4.84	707,830	33,837	4.78
Commercial business loans	457,802	20,585	4.50	453,148	19,750	4.36
Total commercial loans	2,598,115	120,746	4.65	2,256,892	103,896	4.60
Consumer loans	458,931	16,934	3.72	451,303	15,596	3.48
Total loans (2)	4,097,988	174,620	4.26	3,677,662	152,992	4.16
Loans held for sale	6,855	279	4.06	11,256	387	3.44
Taxable securities	517,375	14,372	2.78	461,973	11,923	2.58
Tax-exempt securities (3)	296,226	12,550	4.24	278,546	11,747	4.22
Total investment securities	813,601	26,922	3.31	740,519	23,670	3.20
Interest-bearing deposits with banks	37,728	410	1.09	40,940	213	0.52
Federal funds sold	2,581	27	1.03	876	5	0.50
Total interest-earning assets	4,958,753	202,258	4.08	4,471,253	177,267	3.96

Less: allowance for loan losses	(44,557)			(42,487)
Cash and due from banks	48,765			47,219
Premises and equipment, net	53,947			53,386
Other assets	223,012			214,004
Total assets	$5,239,920			$4,743,375

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$616,524	507	0.08%	$581,185	446	0.08%
Regular savings deposits	322,856	216	0.07	300,035	182	0.06
Money market savings deposits	1,000,965	5,031	0.50	920,125	1,951	0.21
Time deposits	651,610	7,502	1.15	558,355	5,582	1.00
Total interest-bearing deposits	2,591,955	13,256	0.51	2,359,700	8,161	0.35
Other borrowings	133,356	337	0.25	120,711	290	0.24
Advances from FHLB	664,966	12,426	1.87	565,342	11,610	2.05
Subordinated debentures	411	12	2.94	31,489	943	3.00
Total interest-bearing liabilities	3,390,688	26,031	0.77	3,077,242	21,004	0.68

Noninterest-bearing demand deposits	1,257,231			1,101,104
Other liabilities	41,075			37,505
Stockholders' equity	550,926			527,524
Total liabilities and stockholders' equity	$5,239,920			$4,743,375

Net interest income and spread		$176,227	3.31%		$156,263	3.28%
Less: tax-equivalent adjustment		7,459			6,711
Net interest income		$168,768			$149,552

Interest income/earning assets			4.08%			3.96%
Interest expense/earning assets			0.53			0.47
Net interest margin			3.55%			3.49%

(1)	Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 39.88% for 2017 and 2016. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $7.5 million and $6.7 million in 2017 and 2016, respectively.
(2)	Non-accrual loans are included in the average balances.
(3)	Includes only investments that are exempt from federal taxes.